Exhibit 99.2

The Consent Solicitation is made for the securities of a non-U.S. company. The Consent Solicitation is subject to disclosure requirements of a non-U.S. country that are different from those of the United States.
It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since VAB Bank and all of its officers and directors are residents of a non-U.S. country. You may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the United States securities laws. It may be difficult to compel a non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court’s judgment.
THE PROPOSAL MADE BY THE BORROWER, WHICH RELATES TO THE MEETING OF NOTEHOLDERS BEING CONVENED BY THE ORIGINAL ISSUER, IS NOT BEING MADE AND WILL NOT BE MADE IN OR INTO THE REPUBLIC OF ITALY. NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN PREPARED FOR PURPOSES OF ANY SOLICITATION OR OFFER TO PURCHASE NOTES IN THE REPUBLIC OF ITALY, AND THIS NOTICE AND SUCH OTHER DOCUMENTS MAY NOT BE DISTRIBUTED OR MADE AVAILABLE IN THE REPUBLIC OF ITALY FOR SUCH PURPOSE. NEITHER THIS NOTICE NOR ANY OTHER DOCUMENT RELATING TO THE MEETING OF NOTEHOLDERS HAS BEEN SUBMITTED TO THE CLEARANCE PROCEDURE OF THE COMMISSIONE NAZIONALE PER LE SOCIETÀ E LA BORSA (CONSOB) PURSUANT TO ITALIAN LAWS AND REGULATIONS.
THE CONSENT SOLICITATION MAY NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THERE WILL BE NO PUBLIC OFFER OF SECURITIES IN THE UNITED STATES.
NOTICE OF MEETING
CREDIT SUISSE INTERNATIONAL
(incorporated in England and Wales)
(the “Original Issuer” or the “Original Lender”)
acting in conjunction with
OPEN JOINT-STOCK COMPANY VSEUKRAINSKY AKSIONERNY BANK
(incorporated in Ukraine)
(“VAB Bank” or the “Borrower”)
and
the proposed successor issuer, being an orphan special purpose company incorporated under the laws of England and Wales, expected to be named
VAB Finance No 1 PLC
(the “New Issuer” or the “New Lender”)
in respect of the
U.S.$125,000,000 10.125 per cent. Loan Participation Notes due 2010 (of which
U.S.$122,000,000 are outstanding) (the “Notes”) issued by, but with limited recourse to, the Original Issuer for the sole purpose of funding a loan to VAB Bank

ISIN: XS0303241615	Common Code: 030324161	Swiss Security Number: 3132009
The following notice summarises certain provisions of a fuller Notice of Meeting which is being delivered to Noteholders via the Clearing Systems (as defined below) and which is available to Noteholders from the Tabulation Agent or the Principal Paying Agent. Noteholders are strongly urged to review the terms of such Notice of Meeting (together with the Memorandum, as defined below) which inter alia contains detailed provisions relating to voting procedures.
NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 (Provisions for Meetings of Noteholders) to the Trust Deed (as defined below) constituting the Notes and made between the Original Issuer and Deutsche Trustee Company Limited as trustee for the Noteholders (the “Trustee”), a Meeting of the Noteholders will be held on 22 March 2010 at the offices of White & Case LLP, 5 Old Broad Street, London EC2M 1DW, United Kingdom, at 4:00 p.m. (London time) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Memorandum (as defined below).
EXTRAORDINARY RESOLUTION
“THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the U.S.$125,000,000 10.125 per cent. Loan Participation Notes due 2010 (of which U.S.$122,000,000 are outstanding) (the “Notes”) issued by but with limited recourse to, Credit Suisse International (the “Original Issuer” or the “Original Lender”) for the sole purpose of funding a loan to Open Joint-Stock Company Vseukrainsky Aksionerny Bank (“VAB Bank” or the “Borrower”) pursuant to a loan agreement between the Original Issuer and VAB Bank dated 30 May 2007 (the “Loan Agreement”), and constituted by a trust deed dated 6 June 2007 (the “Trust Deed”) between the Original Issuer and Deutsche Trustee Company Limited (the “Trustee”), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:
(1) assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to the substitution of the Original Issuer with an orphan special purpose company incorporated under the laws of England and Wales, expected to be named VAB Finance No 1 PLC (the “New Issuer” or the “New Lender”) and the substitution of the Original Lender with the New Lender;
(2) assents to and approves, and authorises, directs, requests and empowers the Trustee to agree to certain amendments to the commercial terms of the Notes and the Loan as follows:
(a) the extension of the final maturity date of the Notes from 14 June 2010 to the fourth anniversary of the Original Maturity Date;
(b) the extension of the repayment date of the Loan from 14 June 2010 to the fourth anniversary of the Original Maturity Date;

(c) an increase in the rate of interest on the Notes from 10.125 per cent. per annum to 10.5 per cent. per annum effective from the Settlement Date;
(d) an increase in the rate of interest on the Loan from 10.125 per cent. per annum to 10.5 per cent. per annum effective from the Settlement Date;
(e) the change in frequency of the payment of interest under the Notes from semi-annually to quarterly, payable every quarter year after the Original Maturity Date commencing on the Original Maturity Date;
(f) the change in frequency of the payment of interest under the Loan from semi-annually to quarterly, payable every quarter year after the Original Maturity Date commencing on the Original Maturity Date;
(g) the addition of a partial redemption under the Notes;
(h) the addition of a partial repayment under the Loan;
(i) an amendment to paragraph (j) of the definition of “Permitted Liens” in the Loan Agreement to increase the maximum permitted aggregate principal amount of Indebtedness secured by Liens at any one time from 15 per cent. to 20 per cent. of the Group’s assets as determined pursuant to the terms of the Loan Agreement;
(j) an amendment to the form of each of the Permanent Global Note and the Definitive Note so that the only instance in which a Noteholder may exchange its interests in the Permanent Global Note for a Definitive Note would be in the event that the Clearing Systems permanently go out of business without a successor; and
(k) the change in the minimum denomination of the Notes from U.S.$100,000 to U.S.$90,000;
(3) authorises, directs, requests and empowers the Trustee and the New Issuer on the Settlement Date to remove the existing Permanent Global Note (as defined in the Trust Deed) from the Common Depositary and replace it with a new Permanent Global Note reflecting the applicable changes listed in paragraphs (1) and (2) of this Extraordinary Resolution;
(4) authorises, directs, requests and empowers the Trustee to agree all other such amendments to the Loan Agreement, the Agency Agreement, the Conditions of the Notes and the Trust Deed as are necessary and/or expedient to give effect to the amendments and modifications set out in paragraphs (1) and (2) of this Extraordinary Resolution;
(5) authorises and requests the Trustee to concur in and execute a deed of release relating to the release, reassignment or discharge of the existing security arrangements in respect of the Loan Agreement and the Account (as defined in the Trust Deed);
(6) authorises and requests the Trustee to concur in and execute all such deeds, instruments, acts and things that may be necessary, appropriate or desirable in the opinion of the Trustee to carry out and give effect to this Extraordinary Resolution and the implementation of the amendments and modifications referred to in paragraphs (1) and (2) above;

(7) discharges and exonerates the Original Issuer, the Trustee, the Principal Paying Agent, the Paying Agent, the Tabulation Agent and the Solicitation Agent (as defined below) from all liability for which it or they may have become or may become liable under the Trust Deed, the Loan Agreement, the Agency Agreement or the Notes in respect of any act or omission (not arising from their own, or any of their, gross negligence, wilful misconduct or bad faith) including, without limitation in connection with this Extraordinary Resolution or its implementation, the amendments and modifications referred to in paragraphs (1) and (2) above or the implementation of those amendments and modifications; and
(8) sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Original Issuer or against any of its/their property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from the amendments and modifications referred to in paragraphs (1) and (2) above.
Subject to the Extraordinary Resolution having been duly passed and the conditions set out in this Notice of Meeting being met, the amendments set out in this Extraordinary Resolution shall become effective from the Settlement Date.
THE IMPLEMENTATION OF THE AMENDMENTS IN FULL WILL REQUIRE REGISTRATION OF THE AMENDMENTS TO THE LOAN AGREEMENT WITH THE NATIONAL BANK OF UKRAINE (“NBU”). TO THE EXTENT THAT THE AMENDMENTS TO THE LOAN AGREEMENT ARE NOT REGISTERED WITH THE NBU ON OR BEFORE THE SETTLEMENT DATE, NO AMENDMENTS SET OUT IN THE EXTRAORDINARY RESOLUTION SHALL TAKE EFFECT REGARDLESS OF THE OUTCOME OF THE MEETING.
Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed (incorporating the Conditions), Loan Agreement, the Agency Agreement and the Consent Solicitation Memorandum relating to the Notes dated 5 March 2010 (the “Memorandum”).”
Descriptions of the background to the Consent Solicitation and of certain risk factors relating to the Consent Solicitation are set out in the Memorandum, a copy of which is available as indicated below.
Noteholders may inspect copies of certain documents at the specified offices of the Principal Paying Agent, the Paying Agent, the Tabulation Agent and the Solicitation Agent.
Noteholders who wish to vote must do so in accordance with the procedures of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the “Clearing Systems”). Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the Clearing Systems in order to ensure delivery of their voting instructions to the Tabulation Agent in advance of the Expiration Time on the Expiration Date. The Notes may be blocked in the Clearing Systems for the purposes of appointing Proxies (as defined in the Trust Deed) under Block Voting Instructions (as defined in the Trust Deed) until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy (as defined in the Trust Deed) either under a Block Voting Instruction by delivering written instructions to the Principal Paying Agent or by executing and delivering a Form of Proxy (as defined in the

Trust Deed) to the Specified Office of a Paying Agent (as defined in the Trust Deed), in either case until 48 hours before the time fixed for the Meeting.
The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 5 (Provisions for Meetings of Noteholders) to the Trust Deed and are summarised in the Memorandum and the Notice of Meeting, copies of which are available to Noteholders from the Tabulation Agent or the Principal Paying Agent.
Any questions may be directed to the Solicitation Agent or the Tabulation Agent at the applicable address and telephone number specified below:
UBS LIMITED (Solicitation Agent)
Attention: Liability Management Group
By telephone: +44 (0) 20 7567 0525
By email: mark-t.watkins@ubs.com
By facsimile: +44 (0) 20 7568 5332
LUCID ISSUER SERVICES LIMITED ( Tabulation Agent)
Attention: Lee Pellicci / David Shilson
Telephone: +44 20 7704 0880
Facsimile: +44 20 7067 9098
Email: vab@lucid-is.com
5 March 2010

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